Exhibit 99.1

TRW Automotive
12025 Tech Center Drive
News Release	Livonia, Mich. 48150 USA

Investor Relations Contact:
Patrick R. Stobb
(734) 853-6966

Media Contact:
Manley Ford
(734) 855-2616

TRW Automotive Reports Fourth Quarter and Full Year 2004
Financial Results In Line with Guidance; Provides 2005 Outlook

LIVONIA, MICHIGAN, February 17, 2005 — TRW Automotive Holdings Corp. (NYSE: TRW), today reported fourth quarter 2004 sales of $3.2 billion, an increase of 7% over the prior year quarter, and net losses of $62 million, or $(0.63) per share, compared to net losses of $1 million or $(0.01) per share during the same period a year ago.

The fourth-quarter 2004 results included $125 million of expenses relating to financing transactions completed in the fourth quarter, primarily for the loss on retirement of debt related to the repurchase of the Company’s $600 million acquisition related seller note from Northrop Grumman (“Seller Note”). Excluding these debt retirement and refinancing expenses, net of the assumed tax impact, fourth quarter earnings were $34 million or $0.34 per diluted share.

The Company’s net debt position was reduced by $413 million during the fourth quarter, down to its lowest quarter-end level since the February 2003 acquisition of the Company by affiliates of The Blackstone Group. L.P. (“Blackstone”).

“The fourth quarter and 2004 year were very challenging for us, marked not only by a number of capital base transactions following our emergence as an independent company in 2003, but also by an unrelenting industry environment that drew heavily on our operational strengths at every turn,” said John C. Plant, president and chief executive officer.

1

“In addition to our initial public offering, we successfully achieved our 2004 financial and operational objectives and furthered our strategic initiatives, despite facing significant inflationary cost pressures and the negative impact of declining vehicle market share at our major North American customers. Much of our success in achieving these objectives can be attributed to the strength of our diversified product portfolio and geographic balance, along with the effectiveness of our cost reduction initiatives and the commitment and resolve demonstrated by our employees.”

For full-year 2004, the Company reported sales of $12.0 billion and net earnings of $29 million or $0.29 per diluted share, which included pre-tax expenses of $173 million primarily for debt retirement expenses associated with the redemption of public bonds at the time of the initial public offering (“IPO”), repurchase of the Seller Note, and credit facility refinancing actions. Excluding these debt retirement and refinancing expenses, net of the assumed tax impact, full year earnings were $173 million or $1.72 per diluted share.

In comparison, the Company reported sales of $9.4 billion and net losses of $101 million or $(1.16) per share for the ten-month period ended December 31, 2003. This ten-month period represents the reporting period following the February 28, 2003, acquisition of the former TRW Inc.’s automotive business by Blackstone from Northrop Grumman Corporation (the “Acquisition”). Prior to the Acquisition, the predecessor company reported sales of $1.9 billion and net earnings of $31 million for the two-month period ended February 28, 2003.

As a result of the Acquisition, certain consolidated and combined financial information relating to the full year period ended December 31, 2003, contained within this release (labeled as pro forma) has been adjusted to illustrate the estimated pro forma effects of the Acquisition, and the Company’s July 2003 debt refinancing, which included pre-tax charges of $31 million, as if these transactions had occurred on January 1, 2003. For a reconciliation of the full year GAAP historical financials to full year pro forma financials, please see the financial schedules that accompany this release.

2

Fourth Quarter 2004 Compared to the Prior Year Period

The Company reported fourth-quarter 2004 sales of $3.2 billion, an increase of $204 million or 7% compared to prior year sales of $3.0 billion. The increase resulted primarily from foreign currency translation and sales from new product areas, partially offset by pricing provided to customers and a reduction in sales due to a first-quarter 2004 divestiture. Operating income for fourth-quarter 2004 was $133 million, a decrease of $6 million compared to the prior year period. The prior year operating income included non-cash unrealized foreign currency exchange gains of $17 million that did not recur in the 2004 quarter. Additionally, pre-tax restructuring costs increased by $6 million to $20 million for fourth-quarter 2004 compared to the prior year. Excluding the year-to-year effect of these items, operating income improved by $17 million or 13% compared to the prior year. This increase resulted primarily from an increased level of sales and a higher level of cost savings, partially offset by pricing provided to customers and inflation, primarily in the area of ferrous metals.

Net interest expense for the fourth quarter of 2004 totaled $69 million, which included approximately $6 million of expenses relating to refinancing of the Company’s bank debt facilities. Net interest excluding these expenses was $63 million for the quarter, down considerably from the prior year level of $83 million, reflecting the impact of the Company’s reduction in debt and capital structure improvement efforts.

In the fourth quarter, the Company incurred $112 million of loss on retirement of debt resulting from the repurchase of the Seller Note, which was a component of the original Acquisition financing. At the time of the Acquisition, the Company determined that the fair value of the Seller Note, and corresponding book value at March 1, 2003, was $348 million. The loss on retirement of debt resulted primarily from the difference between the purchase price and the accreted book value of the Seller Note on the Company’s balance sheet at the time of the transaction in early November 2004. The book loss associated with the transaction was U.S. based and therefore carries zero tax benefit due to the Company’s tax loss position in this jurisdiction. Loss on retirement of debt also included $7 million of expenses related to the December 2004 refinancing of the Company’s bank debt.

The Company reported fourth-quarter 2004 net losses of $62 million or $(0.63) per share, which included $125 million of debt retirement and refinancing expenses for financial transactions completed during the quarter.

3

Excluding these debt retirement and refinancing expenses, net of the assumed tax impact, fourth quarter earnings were $34 million or $0.34 per diluted share compared to net losses of $1 million or $(0.01) per diluted share in the prior year.

Earnings before interest, loss on sales of receivables, taxes, depreciation and amortization, and loss on retirement of debt (“EBITDA”) were $264 million for fourth-quarter 2004, which compares to prior year EBITDA of $268 million. As mentioned previously, fourth-quarter 2004 EBITDA was negatively impacted by the non-recurrence of unrealized foreign currency exchange gains of $17 million that occurred in the 2003 quarter and by $6 million of higher restructuring costs when compared to the prior year. Excluding the year-to-year effect of these items, fourth-quarter 2004 EBITDA improved by 7%.

Full Year 2004 Compared to Pro Forma Full-Year 2003

The Company reported sales of $12.0 billion for full-year 2004, an increase of $703 million or 6% compared to prior year pro forma sales of $11.3 billion. Operating income during the full-year period was $583 million, an increase of $4 million compared to the prior year pro forma operating income. Although operating income improved in 2004, the year-over-year comparison was negatively impacted by a $39 million first-quarter 2004 decline in net pension and OPEB income, resulting primarily from the application of purchase accounting at the time of the Acquisition, and the non-recurrence of certain 2003 non-cash unrealized foreign currency exchange gains of $32 million. The negative year-over-year impact of these items was more than offset by the Company’s new business growth, currency translation and overall cost performance.

Net interest expense for the year totaled $252 million, which included approximately $6 million of expenses relating to refinancing of the Company’s bank debt facilities. Net interest excluding these expenses was $246 million compared to $327 million in the prior year.

Loss on retirement of debt totaled $167 million in 2004, which consisted of the fourth quarter losses previously described and $48 million related primarily to prepayment premiums on high yield notes redeemed with proceeds from the Company’s IPO and other expenses related to a January 2004 bank debt refinancing.

4

Income tax expense for 2004 was $135 million resulting in an effective tax rate of 82%. Due to the Company’s tax position in the United States, losses and expenses associated with the refinancing transactions described previously provide no accounting tax benefits in the period. Excluding the expenses related to these capital transactions, the Company estimates that its effective tax rate would have been approximately 49% for the year.

The Company reported full-year 2004 net earnings of $29 million or $0.29 per diluted share, which, as described previously, included $173 million of debt retirement and refinancing expenses for financial transactions completed during the year. Excluding these debt retirement and refinancing expenses, net of the assumed tax impact, full year earnings were $173 million or $1.72 per diluted share compared to pro forma earnings of $93 million or $1.03 per diluted share in the prior year.

EBITDA was $1,080 million for full-year 2004 compared to pro forma EBITDA of $1,065 million in the prior year. When compared to the prior year period, 2004 EBITDA was negatively impacted by the previously mentioned $39 million first quarter decline in net pension and OPEB income and $32 million for non-cash unrealized foreign currency exchange gains in 2003, which did not recur in 2004. Excluding these two items, EBITDA increased by approximately 9% for full-year 2004 compared to pro forma EBITDA in the prior year.

Capital Structure

At December 31, 2004, the Company had $3,181 million of debt and $809 million of cash and marketable securities, resulting in net debt (defined as debt less cash and marketable securities) of $2,372 million. Net debt declined by $592 million compared to the prior year 2003 level resulting primarily from the cash flow from operations and net proceeds to the Company from the February 2004 IPO of approximately $287 million. Capital expenditures for 2004 increased to $493 million compared to $416 million in the prior year, which is partially due to currency translation between the years.

In the fourth quarter, cash provided by operating activities was $791 million. Capital expenditures for the quarter were $245 million compared to $198 million in the prior year quarter.

5

In December 2004 the Company completed a refinancing of its bank credit facilities, whereby it replaced $1.7 billion of its existing $2.0 billion facilities with $1.9 billion of new facilities. Under the new agreement, the Company gained greater financial flexibility by increasing the amount of its revolving credit facility and improving its borrowing terms. The majority of related fees associated with the transaction were included in fourth-quarter 2004 results.

2005 Outlook

For full-year 2005, the Company expects revenue in the range $12.3 to $12.7 billion and earnings per diluted share in the range of $1.50 to $1.75, reflecting a less favorable production environment and the impact of higher raw material prices as compared to a year ago. This guidance range includes approximately $3 million of expenses related to refinancing transactions initiated in the fourth quarter of 2004.

In addition, this guidance includes pre-tax expenses of approximately $8 million for the adoption of FASB Statement No. 123 Revised, which requires the recognition of book expense related to stock-based compensation, approximately $35 million related to restructuring actions and $33 million of expenses for amortization of intangibles resulting from the February 2003 Acquisition. The earnings range also assumes an effective tax rate in the range of 45% to 50%. Lastly, the Company expects capital expenditures to total approximately 4% of sales for the year.

“The objectives we have set for 2005 will again stretch the resources of the organization as we brace for another year of significant commodity inflation and customer pricing pressures, combined with anticipated lower production volumes in North America,” said Mr. Plant. “As our 2005 guidance implies, we expect to offset a major share of these challenges with new business growth, aggressive cost reduction efforts, and interest savings generated by prior year deleveraging activities.”

For the first quarter of 2005, the Company expects revenue of approximately $3.1 billion and earnings per diluted share in the range of $0.24 to $0.38. This guidance range includes approximately $3 million of expenses related to refinancing transactions initiated in the fourth quarter of 2004.

Additionally, first quarter guidance includes restructuring costs for various initiatives of approximately $30 million, which constitutes a major share of the Company’s planned restructuring for the year.

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Fourth Quarter and Full Year 2004 Conference Call

The Company will host its fourth quarter and full year 2004 conference call at 10:00 a.m. (EST) today, Thursday, February 17, where it plans to discuss financial results and other related matters. To access the conference call, U.S. locations should dial (877) 852-7898, and locations outside the U.S. should dial (706) 634-1095.

A replay of the conference call will be available approximately two hours after the conclusion of the call and accessible for approximately one week. To access the replay, U.S locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 3553088.

A live audio web cast and subsequent replay of the conference call will also be available on the Company’s website at www.trwauto.com/results.

Reconciliation to GAAP

In addition to GAAP results included within this press release, the Company has provided certain information, which is not calculated according to GAAP (“non-GAAP”). Management believes these non-GAAP measures are useful to evaluate operating performance and/or regularly used by security analysts, institutional investors and other interested parties in the evaluation of the Company. Non-GAAP measures are not purported to be a substitute for any GAAP measure and as calculated, may not be comparable to other similarly titled measures of other companies. For a reconciliation of pro forma results and other non-GAAP measures appearing in this release to the closest GAAP measure, please see the financial schedules that accompany this release.

About TRW

With 2004 sales of $12.0 billion, TRW Automotive ranks among the world’s top 10 automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 60,000 people in 24 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.

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Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in the TRW Automotive Holdings Corp. final prospectus dated as of February 2, 2004 (the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4), our Report on Form 10-K for the fiscal year ended December 31, 2003 (the “10K”), and our Reports on Form 10-Q for the quarters ended March 26, June 25, and September 24, 2004, and include: escalating pricing pressures from our customers; severe inflationary pressures impacting the ferrous metals market; our substantial leverage; interest rate risk arising from our variable rate indebtedness; the highly competitive automotive parts industry and its cyclicality; non-performance by, or insolvency of, our suppliers; product liability and warranty and recall claims; our dependence on our largest customers; loss of market share by domestic vehicle manufacturers; limitations on flexibility in operating our business contained in our debt agreements; fluctuations in foreign exchange rates; the possibility that our owners’ interests will conflict with ours; work stoppages or other labor issues and other risks and uncertainties set forth under “Risk Factors” in the Prospectus, in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.

# # #

8

TRW Automotive Holdings Corp.

Index of Historical and Pro Forma
Consolidated and Combined Financial Information

Page
Consolidated Statements of Operations (unaudited) for the three months ended December 31, 2004 and December 31, 2003	A2

Consolidated and Combined Statements of Operations for the year ended December 31, 2004 (unaudited), the ten months ended December 31, 2003, and the two months ended February 28, 2003	A3

Condensed Consolidated Balance Sheets — December 31, 2004 (unaudited) and December 31, 2003	A4

Reconciliation of Historical to Pro Forma Consolidated and Combined Statements of Operations for the ten months ended December 31, 2003 and the two months ended February 28, 2003	A5

Historical and Pro Forma Consolidated and Combined Statements of Operations (unaudited) for the years ended December 31, 2004 and December 31, 2003	A6

Reconciliation of GAAP Net Earnings (Losses) to EBITDA (unaudited) for the three months ended December 31, 2004 and December 31, 2003	A7

Reconciliation of GAAP Net Earnings (Losses) to Historical and Pro Forma EBITDA (unaudited) for the years ended December 31, 2004 and December 31, 2003	A8

Reconciliation of Impact of Debt Retirement and Refinancing for the three months ended December 31, 2004	A9

Reconciliation of Impact of Debt Retirement and Refinancing for the year ended December 31, 2004	A10

The accompanying historical and pro forma consolidated and combined financial information, reconciliation of GAAP net income to historical and pro forma EBITDA and reconciliation of the impact of debt refinancing should be read in conjunction with the TRW Automotive Holdings Corp. Form 10-K for the year ended December 31, 2003, which contains historical consolidated and combined financial statements and the accompanying notes to consolidated and combined financial statements and unaudited pro forma consolidated and combined financial information and accompanying notes to unaudited pro forma consolidated and combined financial information.

The accompanying unaudited pro forma consolidated and combined financial information is intended to give effect to the February 28, 2003 acquisition of the former TRW Inc.’s automotive business by affiliates of The Blackstone Group L.P. from Northrop Grumman Corporation (the “Acquisition”) and the July 22, 2003 refinancing of a portion of debt entered into in connection with the acquisition, as if these transactions had occurred on January 1, 2003. The unaudited pro forma consolidated and combined financial information is based upon available information and certain assumptions we believe are reasonable. However, these statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the acquisition been completed as of January 1, 2003, and should not be taken as representative of future consolidated results of operations or financial position.

TRW Automotive Holdings Corp.

Consolidated Statements of Operations
(Unaudited)

	Three months ended
	December 31,
(In millions, except per share amounts)	2004	2003

Sales	$3,186	$2,982
Cost of sales	2,855	2,674

Gross profit	331	308

Administrative and selling expenses	133	144
Research and development expenses	59	45
Amortization of intangible assets	8	8
Other income — net	(2)	(28)

Operating income	133	139

Interest expense, net	69	83
Loss on retirement of debt	119	—

(Losses) earnings before income taxes	(55)	56
Income tax expense	7	57

Net losses	$(62)	$(1)

Basic and diluted loss per share:
Loss per share	$(0.63)	$(0.01)

Weighted average shares	99.0	86.8

A2

TRW Automotive Holdings Corp.

Consolidated and Combined Statements of Operations

	Successor		Predecessor

		Ten months	Two months
	Year ended	ended	ended
	December 31,	December 31,	February 28,
(In millions, except per share amounts)	2004	2003	2003
	(unaudited)

Sales	$12,011	$9,435	$1,916
Cost of sales	10,710	8,456	1,686

Gross profit	1,301	979	230

Administrative and selling expenses	522	446	100
Research and development expenses	174	137	27
Purchased in-process research and development	—	85	—
Amortization of intangible assets	33	27	2
Other (income) expense — net	(11)	(56)	4

Operating income	583	340	97

Interest expense, net	252	287	47
Loss on retirement of debt	167	31	—
Loss on sales of receivables	—	25	—

Earnings (losses) before income taxes	164	(3)	50
Income tax expense	135	98	19

Net earnings (losses)	$29	$(101)	$31

Basic earnings (losses) per share:
Earnings (losses) per share	$0.30	$(1.16)

Weighted average shares	97.8	86.8

Diluted earnings (losses) per share:
Earnings (losses) per share	$0.29	$(1.16)

Weighted average shares	100.5	86.8

A3

TRW Automotive Holdings Corp.

Condensed Consolidated Balance Sheets

	As of December 31,
(Dollars in millions)	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$790	$828
Marketable securities	19	16
Accounts receivable, net	1,813	1,643
Inventories	684	635
Prepaid expenses	42	65
Deferred income taxes	176	120

Total current assets	3,524	3,307

Property, plant and equipment — net	2,635	2,523

Goodwill and other intangible assets — net	3,122	3,298
Prepaid pension cost	190	120
Deferred income taxes	91	129
Other assets	560	530

Total assets	$10,114	$9,907

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$40	$76
Current portion of long-term debt	19	24
Trade accounts payable	1,887	1,626
Other current liabilities	1,534	1,400

Total current liabilities	3,480	3,126

Long-term debt	3,122	3,708
Post-retirement benefits other than pensions	959	935
Pension benefits	843	838
Deferred income taxes	268	222
Long-term liabilities	272	300

Total liabilities	8,944	9,129

Minority interests	65	50

Total stockholders’ equity	1,105	728

Total liabilities, minority interests and stockholder’s equity	$10,114	$9,907

A4

TRW Automotive Holdings Corp.

Reconciliation of Historical to Pro Forma
Consolidated and Combined Statements of Operations

	Historical				Pro Forma
	Successor	Predecessor
	Ten months	Two months
	ended	ended			Year ended
	December 31,	February 28,	Pro Forma		December 31,
(Dollars in millions)	2003	2003	Adjustments		2003
Sales	$9,435	$1,916	$(43	) (a)	$11,308
Cost of sales	8,456	1,686	(100	) (b)	10,042

Gross profit	979	230	57		1,266
Administrative and selling expenses	446	100	(2	) (c)	544
Research and development expenses	137	27	—		164
Purchased in-process research and development	85	—	(85	) (d)	—
Amortization of intangible assets	27	2	3	(e)	32
Other (income) expense — net	(56)	4	(1	) (f)	(53)

Operating income	340	97	142		579

Interest expense, net	287	47	(15	) (g)	319
Loss on retirement of debt	31	—	(31	) (g)	—
Loss on sales of receivables	25	—	(17	) (g)	8

(Losses) earnings before income taxes	(3)	50	205		252
Income tax expense	98	19	42	(h)	159

Net (losses) earnings	$(101)	$31	$163		$93

(a)	Reflects the elimination of the sales of TRW Koyo Steering Systems Company (“TKS”), which was not transferred to us as part of the Acquisition.

(b)	Reflects the elimination of $40 million of cost of sales of TKS, $12 million in pension and OPEB adjustments as a result of purchase accounting, the elimination of the effects of a $43 million inventory write-up recorded as a result of the Acquisition and $5 million net decrease in depreciation and amortization expense resulting from fair value adjustments to fixed assets and certain intangibles.

(c)	Reflects the elimination of $1 million administrative and selling expense of TKS, the addition of $1 million in the annual monitoring fee payable to an affiliate of Blackstone and $2 million decrease in depreciation and amortization expense resulting from fair value adjustments to fixed assets and capitalized software.

(d)	Reflects the elimination of the fair value of purchased in-process research and development expensed as a result of purchase accounting.

(e)	Reflects the incremental increase in amortization resulting from assignment of fair value to certain intangibles.

(f)	Reflects elimination of $1 million other expense related to TKS.

(g)	Reflects adjustments to show pro forma net financing costs based upon our new capital structure and the initiation of our receivable securitization program.

(h)	Reflects the tax effect of the above adjustments at the applicable tax rate.

A5

TRW Automotive Holdings Corp.

Historical and Pro Forma
Consolidated and Combined Statements of Operations
(Unaudited)

	Historical	Pro Forma
	Years ended December 31,
(Dollars in millions)	2004	2003
Sales	$12,011	$11,308
Cost of sales	10,710	10,042

Gross profit	1,301	1,266

Administrative and selling expenses	522	544
Research and development expenses	174	164
Amortization of intangible assets	33	32
Other (income) — net	(11)	(53)

Operating income	583	579

Interest expense, net	252	319
Loss on retirement of debt	167	—
Losses on sales of receivables	—	8

Earnings before income taxes	164	252
Income tax expense	135	159

Net earnings	$29	$93

Basic earnings per share:
Earnings per share	$0.30	$1.07

Weighted average shares	97.8	86.8

Diluted earnings per share:
Earnings per share	$0.29	$1.03

Weighted average shares	100.5	90.4

A6

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings (Losses) to EBITDA
(unaudited)

The reconciliation schedule below should be read in conjunction with the TRW Automotive Holdings Corp. Form 10-K for the year ended December 31, 2003, which contains summary historical data.

The EBITDA measure calculated in the following schedule is a measure used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net earnings (losses) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three months ended December 31,
(Dollars in millions)	2004	2003
GAAP net losses	$(62)	$(1)
Income tax expense	7	57
Interest expense, net of interest income	69	83
Loss on retirement of debt	119	—

GAAP operating income	133	139

Depreciation and amortization	131	129

EBITDA	$264	$268

A7

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings (Losses)
to Historical and Pro Forma EBITDA
(unaudited)

The reconciliation schedule below should be read in conjunction with the TRW Automotive Holdings Corp. Form 10-K for the year ended December 31, 2003, which contains summary historical and pro forma financial data. The accompanying unaudited pro forma financial information is intended to give effect to the February 28, 2003 acquisition of the former TRW Inc.’s automotive business by affiliates of The Blackstone Group L.P. from Northrop Grumman Corporation and the July 22, 2003 refinancing of a portion of debt entered into in connection with the acquisition, as if these transactions had occurred on January 1, 2003.

The EBITDA measure calculated in the following schedule is a measure used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net earnings (losses) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Historical	Pro Forma
	Years ended December 31,
(Dollars in millions)	2004	2003
GAAP net earnings (losses)	$29	$(70)
Income tax expense	135	117
Interest expense, net of interest income	252	334
Loss on retirement of debt	167	31
Loss on sales of receivables	—	25

GAAP operating income	583	437

Pro forma adjustments:
Inventory fair value adjustment	—	43
Depreciation and amortization	—	4
Purchased in-process research and development	—	85
Other	—	10

Operating income	583	579

Depreciation and amortization, net of pro forma adjustment in 2003	497	486

EBITDA	$1,080	$1,065

A8

TRW Automotive Holdings Corp.

Reconciliation of Impact of Debt Retirement
and Refinancing Transactions
(unaudited)

In conjunction with the Company’s November 2, and December 17, 2004 refinancings of its senior secured credit facilities and repurchase of a $600 million seller note issued in conjunction with the Acquisition (the “Seller Note”), the Company incurred $119 million of losses on retirement of debt, as well as $6 million in other debt retirement expenses, primarily write-off of debt issuance fees and refinancing related fees. Such debt retirement expenses were U.S.-based, and therefore carry zero tax benefit due to the Company’s tax loss position in this jurisdiction.

The following adjustments exclude the loss on retirement of debt and other debt retirement expenses, as well as the related income tax effects of such adjustments, to show the impact as if the refinancing transactions had not occurred.

							Three months
	Three months	Debt		Three months			ended
	ended	Retirement		ended			December 31,
	December 31,	And		December 31,			2004
	2004	Refinancing		2004	NOL		Adjusted for
(In millions, except per share amounts)	Actual	Adjustments		Adjusted	Adjustments		NOL
Operating income	$133	$—		$133	$—		$133
Interest expense, net	69	(6	) (a)	63	—		63
Loss on retirement of debt	119	(119	) (b)	—	—		—

Earnings (losses) before income taxes	(55)	125		70	—		70
Income tax expense	7	—	(c)	7	29	(d)	36

Net earnings (losses)	$(62)	$125		$63	$(29)		$34

Effective tax rate	NM			10%			51%
Basic earnings (losses) per share:
Earnings (losses) per share	$(0.63)						$0.34

Weighted average shares	99.0						99.0

Diluted earnings (losses) per share:
Earnings (losses) per share	$(0.63)						$0.34

Weighted average shares	99.0						101.3

(a)	Consists of $3 million of refinancing related fees and $3 million of accelerated amortization of deferred debt issuance costs associated with the refinancing transactions which are included in interest expense.

(b)	Represents $119 million loss on retirement of debt associated with the refinancing transactions.

(c)	Reflects no income tax impact for the adjustment that eliminates the current year losses in the applicable tax jurisdiction because the resulting tax expense would be offset by the assumed utilization of prior year NOL carryforwards. There is no certainty as to when or if these NOL’s will be utilized; however, they are continually evaluated as part of our tax planning strategy.

(d)	Reflects the elimination of an assumed one-time impact related to utilizing the NOL carryforwards.

NM = not meaningful

A9

TRW Automotive Holdings Corp.

Reconciliation of Impact of Debt Retirement
and Refinancing Transactions
(unaudited)

In conjunction with the Company’s January 9, November 2, and December 17, 2004 refinancings of its senior secured credit facilities, the repurchase of senior notes and senior subordinated notes with the proceeds of its initial public offering and repurchase of a $600 million seller note issued in conjunction with the Acquisition (the “Seller Note”), the Company incurred $167 million of losses on retirement of debt, as well as $6 million in other debt retirement expenses, primarily write-off of debt issuance fees and refinancing related fees. Such debt retirement expenses were U.S.-based, and therefore carry zero tax benefit due to the Company’s tax loss position in this jurisdiction.

The following adjustments exclude the loss on retirement of debt and other debt retirement expenses, as well as the related income tax effects of such adjustments, to show the impact as if the refinancing transactions had not occurred.

		Debt
	Year ended	Retirement		Year ended			Year ended
	December 31,	and		December 31,			December 31,
	2004	Refinancing		2004	NOL		2004
(In millions, except per share amounts)	Actual	Adjustments		Adjusted	Adjustments		Adjusted for NOL
Operating income	$583	$—		$583	$—		$583
Interest expense, net	252	(6	) (a)	246	—		246
Loss on retirement of debt	167	(167	) (b)	—	—		—

Earnings before income taxes	164	173		337	—		337
Income tax expense	135	—	(c)	135	29	(d)	164

Net earnings	$29	$173		$202	$(29)		$173

Effective tax rate	82%			40%			49%
Basic earnings per share:
Earnings per share	$0.30						$1.77

Weighted average shares	97.8						97.8

Diluted earnings per share:
Earnings per share	$0.29						$1.72

Weighted average shares	100.5						100.5

(a)	Consists of $3 million of refinancing related fees and $3 million of accelerated amortization of deferred debt issuance costs associated with the refinancing transactions which are included in interest expense.

(b)	Represents $167 million loss on retirement of debt associated with the refinancing transactions.

(c)	Reflects no income tax impact for the adjustment that eliminates the current year losses in the applicable tax jurisdiction because the resulting tax expense would be offset by the assumed utilization of prior year NOL carryforwards. There is no certainty as to when or if these NOL’s will be utilized; however, they are continually evaluated as part of our tax planning strategy.

(d)	Reflects the elimination of an assumed one-time impact related to utilizing the NOL carryforwards.

A10